UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 2, 2010

PRESTIGE BRANDS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32433 (Commission File Number)	20-1297589 (IRS Employer Identification No.)

90 North Broadway, Irvington, New York 10533
 (Address of Principal Executive Offices)

(914) 524-6810
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement.

In connection with the retirement of Peter J. Anderson from his position as Chief Financial Officer of Prestige Brands Holdings, Inc. (the “Company”), on December 2, 2010, the Company and Mr. Anderson entered into a Retirement Agreement, which included certain compensatory plans and arrangements.  In addition, on December 2, 2010, the Company executed an Employment Agreement with Ronald M. Lombardi pursuant to which Mr. Lombardi was appointed as Chief Financial Officer of the Company.  The Retirement Agreement and Employment Agreement that the Company entered into, respectively, with Messrs. Anderson and Lombardi, and related compensatory plans and arrangements, are described in greater detail in Item 5.02 of this Current Report on Form 8-K, which is incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Item 1.01 of this Current Report on Form 8-k is incorporated herein by this reference.  Mr. Anderson's Retirement Agreement, dated as of December 2, 2010, provides for him to receive the following: (i) payments through December 2, 2011 aggregating $636,760; (ii) accelerated vesting of (w) stock options to purchase 14,540 shares of the Company’s Common Stock at an exercise price of $10.91; (x) stock options to purchase 28,565 shares of the Company’s Common Stock at an exercise price of $9.03; (y) 16,980 shares of restricted common stock of the Company; and (z) 22,497 restricted stock units (resulting in the issuance of 22,497 shares of the Company’s Common Stock); and (iii) continued participation for one year in the Company’s medical, dental, vision and life insurance plans.  In addition, under the terms of the Retirement Agreement, all of Mr. Anderson’s vested stock options (including the stock options that vested on an accelerated basis pursuant to the Retirement Agreement) will remain exercisable by Mr. Anderson through December 2, 2011, after which all unexercised stock options will be forfeited by Mr. Anderson.  Except as set forth above, all other equity awards that were not vested on December 2, 2010 were forfeited by Mr. Anderson.  Pursuant to the Retirement Agreement, Mr. Anderson will be a consultant to the Company for the three month period ending on March 2, 2011 and will receive consulting fees during such period in the aggregate principal amount equal to $50,000.

The Retirement Agreement contains a release by Mr. Anderson of any claims against the Company except those generally arising out of the Retirement Agreement and certain obligations that the Company has to indemnify him.  In addition, Mr. Anderson will be bound by certain business protection provisions in the Retirement Agreement (e.g., non-competition, non-disclosure, non-disparagement and non-solicitation).

The terms of the Retirement Agreement supersede the terms of Mr. Anderson’s existing Employment Agreement and equity award agreements with the Company.

(c)           Item 1.01 of this Current Report on Form 8-k is incorporated herein by this reference.  Pursuant to his Employment Agreement, Mr. Lombardi (age 46) was appointed as Chief Financial Officer of the Company.  Prior to joining the Company, Mr. Lombardi was the Chief Financial Officer of Medtech Group Holdings (non-affiliate of the Company) from October 2010 to December 2010.  From October 2009 to October 2010, Mr. Lombardi was the Chief Financial Officer of Waterbury International Holdings.  Mr. Lombardi served as Senior Vice President and

Chief Financial Officer of Cannondale Bicycle Corporation (Sports Group) from March 2004 to May 2008 and Chief Operating Officer from May 2008 to October 2009.  Mr. Lombardi was employed by Gerber Scientific Inc. from 2000 to 2004 where he served as Vice President – Finance and Chief Financial Officer for Gerber Scientific Inc.’s Gerber Coburn Optical Division and later as Director of Financial Planning and Analysis for Gerber Scientific Inc.  Mr. Lombardi has also held Controller positions at Emerson Electric (EGS Electrical Group) and Scovill Fasteners, Inc.  Mr. Lombardi received a B.S. from Springfield College and a M.B.A. from American International College.  Mr. Lombardi is a Certified Public Accountant.

Pursuant to the Employment Agreement, the Company will pay to Mr. Lombardi a base salary of $370,000 per annum. In addition, Mr. Lombardi shall be eligible for and participate in the Company’s Annual Incentive Compensation Plan under which he shall be eligible for an annual target bonus payment of 60% of annual base salary. Mr. Lombardi shall be eligible to participate in the Company’s 2005 Long-Term Equity Incentive Plan and any grant thereunder shall be valued at 150% of Mr. Lombardi’s base salary in effect at the time of grant; provided, however, at the discretion of the Board of Directors, such equity grant may be modified to have a value equal to no less than 120% or no greater than 180% of Mr. Lombardi’s base salary then in effect at the time of grant.  On December 6, 2010, the Company shall grant to Mr. Lombardi an equity award with a prorated value based on the number of days remaining in fiscal year 2011.  During the term of Mr. Lombardi’s employment with the Company, he will be entitled to such other benefits approved by the Board of Directors and made available to the senior management of the Company, which shall include vacation time and medical, dental, life and disability insurance. The Board of Directors, on a basis consistent with past practice, shall review the annual base salary of Mr. Lombardi and may increase the annual base salary by such amount as the Board of Directors, in its sole discretion, shall deem appropriate.

Pursuant to the terms of the Employment Agreement, Mr. Lombardi’s employment will continue until (i) his death, disability or resignation from employment with the Company; or (ii) the Company decides to terminate Mr. Lombardi’s employment with or without cause.  If (A) Mr. Lombardi’s employment is terminated without cause; or (B) Mr. Lombardi resigns from employment with the Company for good reason, then during the period commencing on the date of termination of employment and ending on the first anniversary date thereof, the Company shall pay to Mr. Lombardi, in equal installments in accordance with the Company’s regular payroll, an aggregate amount equal to (I) Mr. Lombardi’s annual base salary, plus (II) an amount equal to the average annual bonus paid or payable to Mr. Lombardi by the Company for the last three completed fiscal years ended prior to the date of termination (or if Mr. Lombardi has not completed three (3) fiscal years prior to the date of termination, then the average annual bonus paid or payable to Mr. Lombardi by the Company will be determined based on the actual number of completed fiscal years prior to the date of termination).  In calculating the average annual bonus, in the event Mr. Lombardi's employment is terminated as discussed above during fiscal years 2012 through 2014, Mr. Lombardi’s annual bonus payable hereunder shall be calculated using a fiscal year 2011 annual bonus payment equal to the amount that Mr. Lombardi would have otherwise received had he been employed by the Company during all of fiscal year 2011.  Notwithstanding the foregoing, if Mr. Lombardi’s employment with the Company terminates on or prior to March 31, 2011, Mr. Lombardi’s annual bonus payment shall equal a prorated amount of his target bonus based on the number of days during fiscal year 2011 that he was employed by the Company.  In addition, if Mr. Lombardi is entitled on the date of termination to coverage under the medical and prescription portions of the welfare plans, such coverage shall continue for Mr. Lombardi and his covered dependents for a period ending on the first anniversary of the date of termination at the active employee cost payable by Mr. Lombardi with respect to those costs paid by Mr. Lombardi prior to the date of termination.

The Employment Agreement also contains certain confidentiality, non-competition and non-solicitation provisions as well as other provisions that are customary for an executive employment agreement.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release announcing the retirement of Mr. Anderson and the appointment of Mr. Lombardi is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.

Date: December 2, 2010

	By:	/s/ Eric S. Klee
Name: Eric S. Klee
Title: Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated December 2, 2010